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                                  SECOND AMENDMENT
                                       TO THE
                           ZEBRA TECHNOLOGIES CORPORATION
                          PROFIT SHARING AND SAVINGS PLAN


       THIS AMENDMENT made and entered into the ____ day of ____________________, 1994, by and between ZEBRA TECHNOLOGIES CORPORATION (the "Employer") and EDWARD KAPLAN and GERHARD CLESS, as Co-Trustees (the "Trustees").

       WHEREAS, the Employer heretofore adopted the ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN (the "Plan") originally effective June 1, 1984, the Plan having been last amended and restated effective January 1, 1989; and

       WHEREAS, the Employer desires to amend the Plan to comply with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended; and

       WHEREAS, under the terms of the Plan, the Employer has the right to amend the Plan;

       NOW, THEREFORE, the Employer hereby amends the Plan as follows:

                                          I.

       Section 2.12 of the Plan is hereby amended by the addition of the following new subsection (c) at the end thereof:

            "(c)   In addition to other applicable limitations set forth in
       the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the


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       numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

              For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual Compensation limit set forth in this provision.

              If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000."

                                         II.

       Section 10.1 of the Plan is hereby amended by deleting the third sentence therein and substituting the following in lieu thereof:

"All loans requested under this Article X, which are approved, shall be issued to the Participant as soon as administratively feasible within the last month of the calendar quarter in which the loan was requested if such loan was requested during the first month of the calendar quarter, otherwise the loan shall be issued to the Participant within the last month of the calendar quarter next following the calendar quarter in which the loan was requested."

                                         III.

       Section 10.3 of the Plan is hereby amended by deleting the Section in its entirety and substituting the following in lieu thereof:

      "INTEREST. All such loans shall be considered investments of the Fund, interest being charged thereon at the prime rate of interest as of the first day of the last month of each calendar quarter as published by the American National Bank and Trust Company of Chicago."

                                         IV.

       Except as hereinbefore amended, the Plan shall continue in full force and effect in accordance with its terms.

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       IN WITNESS WHEREOF, this SECOND AMENDMENT has been executed by the
Employer and Trustees to signify their acceptance of the terms hereof as of the date first written above.


EMPLOYER:

ATTEST:                                          ZEBRA TECHNOLOGIES CORPORATION



By:-------------------------                    By:--------------------------
       Its Secretary                                    Its President


                                                TRUSTEES:


                                                ------------------------------
                                                EDWARD KAPLAN


                                                ------------------------------
                                                GERHARD CLESS



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